FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

        Date of Report (Date of earliest event reported) December 22, 2005
                                                         ----------------

                        ACROSS AMERICA REAL ESTATE CORP.
                  --------------------------------------------
        (Exact Name of Small Business Issuer as specified in its charter)


        Colorado              000-50764                20-0003432
     ---------------         ----------         --------------------------
     (State or other         (Commission        (IRS Employer File Number)
     jurisdiction of         File No.)
     incorporation)


           1660 Seventeenth Street, Suite 450, Denver, Colorado 80202
           -----------------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (303) 893-1003
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


              1440 Blake Street, Suite 330, Denver, Colorado 80202
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Real Estate Corp. and its subsidiaries.


Item 8.01 Other Events.

As of December 21, 2005, we have entered into letters of intent with two entities to provide financing for our continuing operations. Under each letter of intent, each entity would invest a total of Ten Million Dollars ($10,000,000) in two instruments, consisting of Senior Subordinated Notes, for a total of Seven Million Dollars ($7,000,000), and Convertible Preferred Stock, for a total of Three Million Dollars ($3,000,000). One of the entities, or its designees, would also be allowed to purchase an additional amount of Convertible Preferred Stock up to an additional Three Hundred Thousand Dollars ($300,000). At this time the letters of intent are not binding upon the parties and remain subject to the execution of mutually acceptable contracts. All parties are conducting due diligence and do not know if or when any of these transactions will result in binding contracts.




                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Across America Real Estate Corp.


Dated: December 22, 2005       By  /s/   Alexander V. Lagerborg
                                 ---------------------------------
                                         Alexander V. Lagerborg,
                                         Chief Executive Officer